EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Bioject Medical Technologies Inc.

We consent to incorporation by reference in the registration statements on Form S-3 (Nos. 333-80679, 333-18933, 333-30955, 333-39421, 333-62889, 333-31542, 333-94907, 333-32848, 333-44556, 333-63568 and 333-81752) and registration statements on Form S-8 (Nos. 333-94400, 333-56454, 333-42156, 333-37017, 333-38206, 333-38212, 333-48632, 333-48634, 333-73868 and 333-108514) of Bioject Medical Technologies Inc. of our report dated February 18, 2005, relating to the consolidated balance sheets of Bioject Medical Technologies Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years ended December 31, 2004 and 2003 and for the nine month transition period ended December 31, 2002, which report appears in the December 31, 2004 Annual Report on Form 10-K of Bioject Medical Technologies Inc.

/s/ KPMG LLP
Portland, Oregon
March 30, 2005